UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2009

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Between November 6, 2009 and November 13, 2009, Conexant Systems, Inc. (the "Company") entered into exchange agreements (the "Exchanges") with certain holders (the "Holders") of its outstanding 4% Convertible Subordinated Notes due 2026 (the "Notes") to issue an aggregate of 686,187 shares of the Company’s common stock (the "Shares"), par value $0.01 per share, in exchange for $1,725,000 aggregate principal amount of the Notes. The Company is also paying the Holders accrued and unpaid interest in cash on the Notes exchanged. The holders of the Notes may require the Company to repurchase, for cash, all or part of their Notes on March 1, 2011 at a price of 100% of the principal amount, plus any accrued and unpaid interest. The Shares were issued in transactions that were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption from registration provided under Section 3(a)(9) of the Act. The Exchanges qualified for the 3(a)(9) exemption because the Shares and the Notes were both issued by the Company, the Shares were issued exclusively in exchanges with the Company’s existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting the Exchanges.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2009, the Compensation and Management Development Committee of the Board of Directors of the Company awarded co-president Sailesh Chittipeddi a cash retention award in the amount of $100,000. This retention award will be deemed earned one year from the date of grant. Earning the award is contingent upon Mr. Chittipeddi’s remaining continuously employed with the Company or one of its subsidiaries through November 11, 2010. If his employment with the Company is terminated, either voluntarily or for "cause", prior to November 11, 2010, the bonus will not have been earned and he will pay back the amount of the award net of taxes and withholding. In the event that the Company terminates his employment for any reason other than for cause, he will be entitled to the award, which will be deemed earned immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

November 13, 2009	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary